EXHBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Cdoor Corp.

      We hereby consent to the incorporation by reference, in this Registration Statement on Form SB-2/A of CDoor Corp., of our report dated August 15, 2005 relating to the financial statements of Cdoor Corp,. for the period from November 18, 2004 (Inception) through December 31, 2004, and to the reference to us under the heading "Experts" in the Form SB-2/A.

                                       /s/ SF Partnership, LLP
                                       -------------------------------------
                                       SF Partnership, LLP
                                       Chartered Accountants
Toronto, Canada
November 16, 2005